Exhibit 16.1

October 9, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street, NE

Washington, DC 20549

Re: Immudyne, Inc

Ladies and Gentlemen:

We have read the statements of Immudyne, Inc. pertaining to our Firm included under Item 4.01 of the Current Report on Form 8-K to be filed on or about October 10, 2017 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ PKF O’Connor Davies, LLP

Harrison, NY